Exhibit 10.1
Execution Version
WAIVER AND AMENDMENT TO REVENUE INTEREST PURCHASE AGREEMENT

May 8, 2024
This Waiver and Amendment to Revenue Interest Purchase Agreement (this “Amendment”), dated as of the date first set forth above, is entered into by and among Humacyte Global, Inc., a Delaware corporation (the “Company”), Humacyte, Inc., a Delaware corporation (the “Parent” and, together with the Company, the “Obligors” and each, an “Obligor”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and Hook SA LLC, a Delaware limited liability company (“Purchaser Agent”).
Reference is hereby made to (i) the Revenue Interest Purchase Agreement, dated as of May 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”), by and among the Obligors, the Purchasers from time to time party thereto and the Purchaser Agent, (ii) the Security and Pledge Agreement, dated as of May 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), by and among the Company, Parent, the other grantors from time to time party thereto and the Purchaser Agent, and (iii) the Waiver (the “February Waiver”), dated as of February 18, 2024, by and among the Obligors, the Purchasers party thereto and Purchaser Agent. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement. The Obligors, Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Obligors acknowledge that Section 4.1 of the February Waiver has not been satisfied and that Put Option Events have occurred and are continuing under (a) clause (e)(i) of the definition of “Put Option Event” in the Purchase Agreement for failure to comply with the requirements of Section 5.06(e) of the Purchase Agreement and Section 4(p) of the Security Agreement in connection with establishing the deposit account with account no. 3997831533 (the “Specified Account”) with JPMorgan Chase Bank, N.A. (the “Bank”), (b) clause (e)(ii) of the definition of “Put Option Event” due to the Obligors’ failure to timely deliver notice pursuant to Section 5.01(a)(i) of the Purchase Agreement of the occurrence of the foregoing Put Option Events, (c) clause (e)(i) of the definition of “Put Option Event” in the Purchase Agreement for failure to (i) satisfy the post-closing requirement set forth in Section 2.03(c)(v) of the Purchase Agreement within the timeframe specified therein and (d) clause (e)(ii) of the definition of “Put Option Event” due to the Obligors’ failure to timely deliver notice pursuant to Section 5.01(a)(i) of the Purchase Agreement of the occurrence of the Put Option Event described in the immediately preceding clause (collectively, the Put Option Events described in clauses (a) through (d), the “Specified Put Option Events”); the Specified Put Option Events are more fully described in the letter delivered by Purchasers to the Company on November 28, 2023;
WHEREAS, the Company desires to retain the Specified Account for the sole purpose of securing obligations under certain credit cards provided to the Company by Bank and the Company has informed the Purchaser Agent and the Purchasers that Bank will not agree to provide a Control Agreement with respect to the Specified Account;
WHEREAS, the Obligors have requested that Purchaser Agent and the Purchasers (i) waive the $100,000 individual, and the $250,000 aggregate, balance limitations under clause (c) of the definition of “Excluded Account” (the “Account Balance Limits”) with respect to the Specified Account, in order to permit the Company to maintain the Specified Account as an Excluded Account in reliance on clause (c) of the definition thereof, (ii) waive the Specified Put Option Events, and (iii) waive the post-closing requirement set forth in Section 2.03(c)(v) of the Purchase Agreement, and, without waiving or altering any other previously agreed conditions, requirements, or representations made in any prior agreement between the Parties, the Purchasers have agreed to grant such waivers on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:
1.    Waiver. Subject to Sections 3 and 4 of this Amendment, the Purchasers and the Purchaser Agent hereby waive (i) the Specified Put Option Events, (ii) solely with respect to the Specified Account, the Account Balance Limits so long as the Specified Account does not retain a balance in excess of $200,000 at any time after the effective date of this Amendment, and (iii) the post-closing requirement set forth in Section 2.03(c)(v) of the Purchase Agreement.
2.    Amendment. Subject to Section 3 of this Amendment:
2.1    Section 1.01 of the Purchase Agreement is amended by adding the following new defined terms in appropriate alphabetical order:
“Designated Deposit Account” is the Company’s deposit account designated by the Company as such by written notice to Purchaser Agent in accordance with Section 5.06(e); provided that the Designated Deposit Account shall be (a) located in the United States, (b) held with a financial institution that meets the requirements set forth in clause (iii) of the definition of “Cash Equivalents”, and (c) at all times subject to a Control Agreement and an ACH authorization in favor of Purchaser Agent.
“First Amendment Effective Date” means May 8, 2024.
“Specified Transfer” means a transfer of cash from the Designated Deposit Account to another of the Obligors’ bank accounts, which transfer meets the following requirements: (a) Purchaser Agent shall have received at least 10 days’ advance notice of such Specified Transfer (including the amount thereof), which such notice may only be given after the thirtieth (30th) day following the First Amendment Effective Date; (b) immediately prior to the notice of such transfer in accordance with the preceding clause (a) and at all times thereafter until the date of such Specified Transfer, and immediately after such Specified Transfer, no Put Option Event shall have occurred and be continuing; and (c) the amount of such Specified Transfer does not exceed $2,000,000.
2.2    Section 5.02(a)(i) of the Purchase Agreement is amended by deleting the following language within such Section:
; provided, however, that such financial statements shall not be subject to, and Parent’s Quarterly Report on Form 10-Q shall not contain, any qualification, emphasis of matter or statement as to “going concern”.
2.3    Section 5.02(a)(i) of the Purchase Agreement is further amended by deleting the following language at the end of such Section:
, together with projections, which have also been delivered to Parent’s independent certified public accountants, demonstrating the sufficiency of cash and Cash Equivalents for the 12 month period following the issuance date of such financial statements.
2.4    Section 5.06(e) of the Purchase Agreement is amended by adding the following language to the end of such Section:

The Obligors shall (i) transfer $54,000,000 in unrestricted cash to the Designated Deposit Account on or prior to August 17, 2024 and (ii) from and after such transfer, refrain from making any transfers out of the Designated Deposit Account other than Specified Transfers. Promptly upon request (and in any case within three (3) Business Days of request) by Purchaser Agent from time to time, the Obligors shall provide Purchaser Agent with account balance reports for the Designated Deposit Account. Notwithstanding anything to the contrary in this Agreement and whether or not a Put Option Event has occurred and/or is continuing, at any time that (x) the balance of the Designated Deposit Account does not exceed $50,000,000 or (y) a notice is given of a Specified Transfer that would, if made, cause the balance in the Designated Deposit Account to fall to $50,000,000 or below, Purchaser Agent may, and at the written direction of Required Purchasers shall, without notice or demand, place a “hold” or deliver a notice of exclusive control, entitlement order, or other directions or instructions pursuant to the Control Agreement in respect of the Designated Deposit Account. In addition, notwithstanding anything to the contrary in this Agreement, any transfer of cash from the Designated Deposit Account that is not a Specified Transfer will constitute an immediate Put Option Event with no grace or cure period.
3.    Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the following conditions precedent:
3.1    The Purchaser Agent shall have received this Amendment, duly executed by the Obligors, the Purchaser Agent and the Purchasers as required by Section 8.08(a) of the Purchase Agreement;
3.2    No Put Option Event, other than the Specified Put Option Events, shall have occurred and not been waived as of the effective date of this Amendment; and
3.3    The Obligors shall have paid all Reimbursable Expenses and all other amounts then due and owing pursuant to the Purchase Agreement.
4.    Condition Subsequent to Waiver and Amendment. The continued effectiveness of this Amendment is subject to the following conditions subsequent:
4.1    No later than June 7, 2024 (or such later date as the Purchaser Agent may agree in its sole discretion), unless the Obligors have delivered to Purchaser Agent the documentation described in Section 5.1 hereof, the Obligors will deliver to Purchaser Agent an executed landlord’s consent and waiver and amendment to lease with respect to 2525 E NC Hwy 54, Durham, NC 27713 in the form provided to the Obligors’ counsel by counsel to the Purchasers on April 29, 2024 (with such changes to which Purchaser Agent may agree in its sole discretion);
4.2    No later than June 13, 2024 (or such earlier date as the Board of Parent holds its next regular meeting), the Board of Parent shall approve and ratify this Amendment; and
4.3    On August 17, 2024, the Designated Deposit Account shall hold at least $54,000,000 in unrestricted cash.
The Obligors acknowledge that if the conditions subsequent set forth in this Section 4 are not satisfied, the Specified Put Option Events will once again be continuing and unremedied, and Purchaser Agent will have the right, at any time without notice or demand, to exercise the Put Option under Section 5.07 of the Purchase Agreement.

5.    Condition Subsequent to Amendment. The continued effectiveness of Section 2 of this Amendment is subject to the following conditions subsequent:
5.1    The Obligors shall have failed to deliver by June 7, 2024 an executed leasehold mortgage in favor of the Purchaser Agent for the benefit of the Purchasers with respect to 2525 E NC Hwy 54, Durham, NC 27713 in form and substance satisfactory to the Purchaser Agent in its sole discretion (provided that the Obligors shall not provide any consideration to the landlord to obtain the leasehold mortgage absent Purchaser Agent’s express written approval in its sole discretion).
6.    Representations and Warranties.
6.1    The execution, delivery and performance by each Obligor of this Amendment have been duly authorized by all necessary corporate or other organizational action. This Amendment and the Purchase Agreement constitute each Obligor’s legal, valid and binding obligation, enforceable against it in accordance with its terms.
6.2    All written certificates and written statements heretofore furnished to Purchaser Agent or any Purchaser by or on behalf of any Obligor for purposes of or in connection with this Amendment or any transaction contemplated hereby are, taken as a whole, true, complete and correct in all material respects and no Obligor has omitted to state a material fact necessary in order to make such information, taken as a whole, not misleading in light of the circumstances under which they were furnished.
6.3    Each of the representations and warranties in Article III of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
6.4    Other than the Specified Put Option Events, no Put Option Event has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a Put Option Event, on or prior to the effective date of this Amendment.
7.    Release of Claims.
7.1    Each of the Obligors hereby absolutely and unconditionally releases and forever discharges the Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each of the Obligors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Obligors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
7.2    Each of the Obligors hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Obligor pursuant to Section 7.1 above. If any Obligor violates the foregoing covenant, such Obligor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.
8.    General.
8.1    Each of the Obligors hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Transaction Document and under any other document or instrument executed and delivered or furnished in connection with such Transaction Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Transaction Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Amendment, (iii) agrees that the Obligations secured by the Transaction Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.
8.2    (i) Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or the Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Put Option Event and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Transaction Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.
8.3    Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the provisions of Purchase Agreement or any other Transaction Document, the provisions of this Amendment shall govern and prevail. This Amendment is a Transaction Document.
8.4    This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

8.5    The provisions of Section 8.02 (Notices), Section 8.08 (Amendments; No Waivers), Section 8.11 (Counterparts; Effectiveness; Electronic Signature), Section 8.12 (Severability), Section 8.14(b) (Jurisdiction), Section 8.14(c) (Service of Process), and Section 8.15 (Waiver of Jury Trial) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

PARENT:

HUMACYTE, INC.

By: /s/ Dale Sander
Name: Dale Sander
Title: Chief Financial Officer

COMPANY:

HUMACYTE GLOBAL, INC.

By: /s/ Dale Sander
Name: Dale Sander
Title: Chief Financial Officer

[Signature Page to Amendment]

290860118 v7

PURCHASER AGENT:

HOOK SA LLC

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS III LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

TPC INVESTMENTS SOLUTIONS LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory
[Signature Page to Amendment]

290860118 v7